Exhibit 3

                                 CERTIFICATE OF
                               LIMITED PARTNERSHIP
                                       OF
                     THE NEWKIRK MASTER LIMITED PARTNERSHIP

                           Under Section 17-201 of the
                     Revised Uniform Limited Partnership Act

      This Certificate of Limited Partnership of The Newkirk Master Limited Partnership (the "Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to Section 17-201 of the Revised Uniform Limited Partnership Act of Delaware, and the undersigned does hereby certify:

      1. The name of the Partnership is The Newkirk Master Limited Partnership.

      2. The address of the Partnership's registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

      3. The name and business address of the general partner of the Partnership is

                 MLP GP LLC
                 7 Bulfinch Place
                 Suite 500
                 P.O. Box 9507
                 Boston, Massachusetts 02114

      IN WITNESS WHEREOF, the undersigned, being the general partner of the Partnership, has signed its name and affirms, under the penalties of perjury, that this Certificate is its act and deed and that the facts stated herein are true this 11th day of October, 2001.

                                          The Newkirk Master Limited Partnership

                                          By: MLP GP LLC
                                              General Partner

                                              By /s/  Michael L. Ashner
                                                 -------------------------------
                                                 Michael L. Ashner
                                                 President